Exhibit 99.1

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC

UNAUDITED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

GLOSSARY OF TERMS

The following abbreviations and acronyms are used in this report to identify FirstEnergy Transmission, LLC and its current and former subsidiaries:

ATSI	American Transmission Systems, Incorporated, formerly a direct subsidiary of FE that became a subsidiary of FET in April 2012, which owns and operates transmission facilities
FE	FirstEnergy Corp., a public utility holding company
FESC	FirstEnergy Service Company, which provides legal, financial and other corporate support services
FET	FirstEnergy Transmission, LLC, formerly known as Allegheny Energy Transmission, LLC which is the parent of ATSI, TrAIL and MAIT, and has a joint venture in PATH
FirstEnergy	FirstEnergy Corp., together with its consolidated subsidiaries
MAIT	Mid-Atlantic Interstate Transmission, LLC, a subsidiary of FET, which owns and operates transmission facilities
ME	Metropolitan Edison Company, a Pennsylvania electric utility operating subsidiary
PATH	Potomac-Appalachian Transmission Highline, LLC, a joint venture between FE and a subsidiary of AEP
PN	Pennsylvania Electric Company, a Pennsylvania electric utility operating subsidiary
TrAIL	Trans-Allegheny Interstate Line Company, a subsidiary of FET, which owns and operates transmission facilities

The following abbreviations and acronyms are used to identify frequently used terms in this report:
ADIT	Accumulated Deferred Income Taxes
AEP	American Electric Power Company, Inc.
AFUDC	Allowance for Funds Used During Construction
ASU	Accounting Standards Update
CWIP	Construction work in progress
EPA	United States Environmental Protection Agency
ERO	Electric Reliability Organization
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
FPA	Federal Power Act
GAAP	Accounting Principles Generally Accepted in the United States of America
IRS	Internal Revenue Service
kV	Kilovolt
NERC	North American Electric Reliability Corporation
PJM	PJM Interconnection, L.L.C.
PJM Region	The aggregate of the zones within PJM
PJM Tariff	PJM Open Access Transmission Tariff
RFC	ReliabilityFirst Corporation
ROE	Return on Equity
SAB 118	SEC Staff Accounting Bulletin 118
SEC	United States Securities and Exchange Commission
Seventh Circuit	United States Court of Appeals for the Seventh Circuit
Tax Act	Tax Cuts and Jobs Act, adopted December 22, 2017

i

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
(In thousands)	2018	2017

REVENUES	$31,523	$24,167

OPERATING EXPENSES:
Other operating expenses	10,317	9,884
Provision for depreciation	6,115	3,521
Amortization of regulatory assets/liabilities, net	1,416	—
Total operating expenses	17,848	13,405

OPERATING INCOME	13,675	10,762

OTHER INCOME (EXPENSE):
Miscellaneous income	(365)	320
Interest expense	(1,194)	(21)
Capitalized financing costs	4,106	598
Total other income	2,547	897

INCOME BEFORE INCOME TAXES	16,222	11,659

INCOME TAXES	3,741	4,750

NET INCOME	$12,481	$6,909

MAIT issued membership interest on January 31, 2017, in exchange for cash and asset contributions from FET, PN and ME. In accordance with GAAP, the accompanying financial statements have been retrospectively updated to reflect the formation of MAIT as of the earliest period presented. The accompanying Notes to Financial Statements are an integral part of these financial statements.

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
BALANCE SHEETS
(Unaudited)

(In thousands)	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Receivables-
Affiliated companies	$965	$1,656
Other	7,802	7,299
Prepaid taxes and other	229	432
	8,996	9,387
UTILITY PLANT:
In service	1,158,313	1,142,966
Less — Accumulated provision for depreciation	359,155	365,216
	799,158	777,750
Construction work in progress	232,154	155,440
	1,031,312	933,190

DEFERRED CHARGES AND OTHER ASSETS:
Goodwill	223,592	223,592
Other	883	922
	224,475	224,514
	$1,264,783	$1,167,091

LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES:
Short-term borrowings - affiliated companies	$208,148	$137,227
Accounts payable-affiliated companies	2,277	2,539
Accrued taxes	8,114	7,573
Other	201	205
	218,740	147,544

CAPITALIZATION:
Members' equity-
Membership Interest A	39,146	39,146
Membership Interest B	743,776	743,776
Retained earnings	19,474	6,993
Total members' equity	802,396	789,915

NONCURRENT LIABILITIES:
Accumulated deferred income taxes	135,528	130,802
Regulatory liabilities	105,616	96,304
Other	2,503	2,526
	243,647	229,632
COMMITMENTS AND CONTINGENCIES (Note 5)
	$1,264,783	$1,167,091

MAIT issued membership interest on January 31, 2017, in exchange for cash and asset contributions from FET, PN and ME. In accordance with GAAP, the accompanying financial statements have been retrospectively updated to reflect the formation of MAIT as of the earliest period presented.
The accompanying Notes to Financial Statements are an integral part of these financial statements.

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
(In thousands)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,481	$6,909
Adjustments to reconcile net income to net cash from operating activities-
Depreciation and amortization of regulatory assets/liabilities, net	7,531	3,521
Deferred income taxes and investment tax credits, net	3,200	9,419
Transmission revenue collections, net	9,585	—
Allowance for funds used during construction - equity	(4,109)	(505)
Changes in current assets and liabilities-
Receivables	1,377	(4,766)
Accounts payable	(1,451)	—
Other	(1,386)	(6,841)
Net cash provided from operating activities	27,228	7,737

CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term borrowings - affiliated companies	70,921	—
Common stock dividend payments	—	(3,127)
Net cash provided from (used for) financing activities	70,921	(3,127)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions	(92,967)	(38,781)
Loans to affiliated companies, net	—	35,563
Asset removal costs	(5,182)	(1,392)
Net cash used for investing activities	(98,149)	(4,610)

Net change in cash and cash equivalents and restricted cash	—	—
Cash and cash equivalents and restricted cash at beginning of period	—	—
Cash and cash equivalents and restricted cash at end of period	$—	$—

MAIT issued membership interest on January 31, 2017, in exchange for cash and asset contributions from FET, PN and ME. In accordance with GAAP, the accompanying financial statements have been retrospectively updated to reflect the formation of MAIT as of the earliest period presented.
The accompanying Notes to Financial Statements are an integral part of these financial statements.

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note Number		Page Number
1	Organization and Basis of Presentation	5
2	Revenue	6
3	Taxes	7
4	Regulatory Matters	7
5	Commitments and Contingencies	8

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

Unless otherwise indicated, defined terms and abbreviations used herein have the meanings set forth in the accompanying Glossary of Terms.

MAIT is organized under Delaware law as a subsidiary of FET, which is a direct subsidiary of FE. Following receipt of necessary regulatory approvals, on January 31, 2017, MAIT issued membership interests to FET, PN and ME in exchange for their respective cash and transmission asset contributions. MAIT owns and operates all of the FERC-jurisdictional transmission assets previously owned by ME and PN, consisting of approximately 4,234 circuit miles of transmission lines with nominal voltages of 500 kV, 345 kV, 138 kV, 115 kV, 69 kV and 46 kV in the PJM region. Subsequently, on March 13, 2017, FERC issued an order authorizing MAIT to issue short- and long-term debt securities, permitting MAIT to participate in the FirstEnergy regulated companies' money pool for working capital, to fund day-to-day operations, to support capital investment and to establish an actual capital structure for ratemaking purposes.

The cash and net transmission assets transferred to MAIT from FET, PN and ME on January 31, 2017, included the following:

(In millions)
Cash	$38
Utility Plant	1,026
Accum. Depreciation	(358)
CWIP	47
ITC	(2)
Goodwill	224
Net Regulatory Assets	23
Other deferred charges	2
ADIT	(217)
$783

In accordance with GAAP, the accompanying financial statements have been retrospectively updated to reflect the formation of MAIT as of the earliest period presented.

Certain information and disclosures normally included in financial statements and notes prepared in accordance with GAAP have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes included in MAIT's audited financial statements for the year ended December 31, 2017.

The preparation of financial statements in conformity with GAAP requires management to make periodic estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates. The reported results of operations are not indicative of results of operations for any future period. MAIT has evaluated events and transactions for potential recognition or disclosure through May 7, 2018, the issuance date of the financial statements.

For the three months ended March 31, 2018 and 2017, capitalized financing costs on MAIT's Statements of Income includes $4 million and $1 million, respectively, of AFUDC equity.

New Accounting Pronouncements

Recently Adopted Pronouncements

ASU 2014-09, "Revenue from Contracts with Customers" (Issued May 2014 and subsequently updated to address implementation questions): The new revenue recognition guidance establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. MAIT evaluated its revenues and the new guidance had limited impacts to recognition practices upon adoption on January 1, 2018. As part of the adoption, MAIT elected to apply the new guidance on a modified retrospective basis. MAIT did not record a cumulative effect adjustment to retained earnings for initially applying the new guidance as no revenue recognition differences were identified in the timing or amount of revenue. See Note 2, " Revenue," for additional information on MAIT's revenues.

ASU 2017-01, "Business Combinations: Clarifying the Definition of a Business" (Issued January 2017): ASU 2017-01 assists entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. MAIT adopted

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

ASU 2017-01 on January 1, 2018. The ASU will be applied prospectively to future transactions.

ASU 2017-04, "Goodwill Impairment" (Issued January 2017): Simplifies the accounting for goodwill impairment by removing Step 2 of the current test, which requires calculation of a hypothetical purchase price allocation. Under the revised guidance, goodwill impairment will be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill (currently Step 1 of the two-step impairment test). Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. MAIT has elected to early adopt ASU 2017-04 as of January 1, 2018, and will apply this standard on a prospective basis.

ASU 2017-07, "Compensation-Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" (Issued March 2017): ASU 2017-07 requires entities to retrospectively (1) disaggregate the current-service-cost component from the other components of net benefit cost (the “other components”) and present it with other current compensation costs for related employees in the income statement and (2) present the other components elsewhere in the income statement and outside of income from operations if such a subtotal is presented. In addition, only service costs are eligible for capitalization on a prospective basis. MAIT adopted ASU 2017-07 on January 1, 2018. Because the non-service cost components of net benefit cost are no longer eligible for capitalization after December 31, 2017, MAIT has recognized these components in income as a result of adopting this standard.

ASU 2018-05, "Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118" (Issued March 2018): ASU 2018-05, effective 2018, expands income tax accounting and disclosure guidance to include SAB 118 issued by the SEC in December 2017. SAB 118 provides guidance on accounting for the income tax effects of the Tax Act and among other things allows for a measurement period not to exceed one year for companies to finalize the provisional amounts recorded as of December 31, 2017. See Note 3, "Taxes," for additional information on MAIT's accounting for the Tax Act.

Recently Issued Pronouncements - The following new authoritative accounting guidance issued by the FASB has not yet been adopted. Unless otherwise indicated, MAIT is currently assessing the impact such guidance may have on its financial statements and disclosures, as well as the potential to early adopt where applicable. MAIT has assessed other FASB issuances of new standards not described below or in MAIT's audited financial statements for the year ended December 31, 2017, based upon the current expectation that such new standards will not significantly impact MAIT's financial reporting. Below is an update to the discussion of pronouncements contained in MAIT's audited financial statements for the year ended December 31, 2017.

ASU 2016-02, "Leases (Topic 842)" (Issued February 2016) and ASU 2018-01,"Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842" (Issued January 2018): ASU 2016-02 will require organizations that lease assets with lease terms of more than 12 months to recognize assets and liabilities for the rights and obligations created by those leases on their balance sheets. In addition, new qualitative and quantitative disclosures of the amounts, timing, and uncertainty of cash flows arising from leases will be required. The ASU will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. ASU 2018-01 (same effective date and transition requirements as ASU 2016-02) provides an optional transition practical expedient that, if elected, would not require an entity to reconsider its accounting for existing land easements that are not currently accounted for under the old leases standard. MAIT does not plan to adopt these standards early. Lessors and lessees will be required to apply a modified retrospective transition approach, which requires adjusting the accounting for any leases existing at the beginning of the earliest comparative period presented in the adoption-period financial statements. Any leases that expire before the initial application date will not require any accounting adjustment. MAIT expects an increase in assets and liabilities; however, it is currently assessing the impact on its Financial Statements, including monitoring utility industry implementation guidance. MAIT is in the process of developing a complete lease inventory, as well as identifying, assessing and documenting technical accounting issues, policy considerations and financial reporting implications. In addition, MAIT is implementing a third-party software tool that will assist with the initial adoption and ongoing compliance.

2. REVENUE

MAIT accounts for revenues from contracts with customers under ASC 606, Revenue from Contracts with Customers, which became effective January 1, 2018. As part of the adoption of ASC 606, MAIT applied the new standard on a modified retrospective basis analyzing open contracts as of January 1, 2018. However, no cumulative effect adjustment to retained earnings was necessary as no revenue recognition differences were identified when comparing the revenue recognition criteria under ASC 606 to previous requirements.

Revenue from leases, financial instruments, other contractual rights or obligations and other revenues that are not from contracts with customers are outside the scope of the new standard and accounted for under other existing GAAP. MAIT has elected to exclude sales taxes and other similar taxes collected on behalf of third parties from revenue as prescribed in the new standard. As a result, tax collections and remittances within the scope of this election are excluded from recognition in the income statement and instead recorded through the balance sheet, consistent with MAIT's accounting process prior to the adoption of ASC 606. Excise and gross receipts taxes that are assessed on MAIT are not subject to the election and are included in revenue. MAIT has elected the optional invoice practical expedient for most of its revenues and utilizes the optional short-term contract exemption for transmission

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

revenues due to the annual establishment of revenue requirements, which eliminates the need to provide certain revenue disclosures regarding unsatisfied performance obligations.

MAIT transmits electricity from generation sources to distribution facilities. Revenues are primarily derived from forward-looking formula rates at MAIT. As discussed in Note 4, "Regulatory Matters," MAIT filed a settlement with FERC on October 13, 2017, which settlement agreement is pending final order by FERC. Both the forward-looking formula and stated rates recover costs that the regulatory agencies determine are permitted to be recovered and provide a return on transmission capital investment. Under forward-looking formula rates, the revenue requirement is updated annually based on a projected rate base and projected costs, which is subject to an annual true-up based on actual costs. Revenue requirements under stated rates are calculated annually by multiplying the highest one-hour peak load in each respective transmission zone by the approved, stated rate in that zone. Revenues and cash receipts for the stand-ready obligation of providing transmission service are recognized ratably over time.

For the three months ended March 31, 2018, revenues include transmission revenue from contracts with customers of $ 31 million and other revenue of $1 million.

3. TAXES

MAIT's interim effective tax rates reflect the estimated annual effective tax rates for 2018 and 2017. These tax rates are affected by estimated annual permanent items, as well as discrete items that may occur in any given period, but are not consistent from period to period.

MAIT's effective tax rate for the three months ended March 31, 2018 and 2017 was 23.1% and 40.7%, respectively. The decrease in the effective tax rate is primarily due to decrease in the corporate federal income tax rate from 35% to 21%, which became effective January 1, 2018.

At December 31, 2017, MAIT recorded provisional income tax amounts in its accounting for certain effects of the provisions of the Tax Act as allowed under SAB 118. In addition, SAB 118 allowed for a measurement period for companies to finalize the provisional amounts recorded as of December 31, 2017, not to exceed one year. As of March 31, 2018, MAIT has not yet finalized its assessment of the provisional amounts and there were no significant adjustments recorded in the first quarter of 2018. MAIT expects to complete its assessment and record any final adjustments to the provisional amounts by the fourth quarter of 2018, which could result in a material impact to MAIT’s income tax provision or financial position.

MAIT's assessment of accounting for the Tax Act are based upon management's current understanding of the Tax Act. However, it is expected that further guidance will be issued during 2018, which may result in adjustments that could have a material impact to MAIT's future results of operations, cash flows, or financial position.

For federal income tax purposes, MAIT files as a member of the FE consolidated group. In January 2018, the IRS completed its examination of FirstEnergy's 2016 federal income tax return and issued a Full Acceptance Letter with no changes or adjustments to taxable income.

4. REGULATORY MATTERS

FEDERAL REGULATION

With respect to its transmission services and rates, MAIT is subject to regulation by FERC. Under the FPA, FERC regulates rates for transmission of electric power, accounting and other matters. FERC regulations require MAIT to provide open access transmission service at FERC-approved rates, terms and conditions. MAIT's transmission facilities are subject to functional control by PJM, and transmission service using MAIT's transmission facilities is provided by PJM under the PJM Tariff. See "FERC Matters" below.

Following the adoption of the Tax Act, the federal tax rate used in MAIT’s forward-looking formula rate will automatically be lowered from 35% to 21% in connection with the normal annual update process.

FERC MATTERS

Reliability Matters

Federally-enforceable mandatory reliability standards apply to the bulk electric system and impose certain operating, record-keeping and reporting requirements on MAIT. NERC is the ERO designated by FERC to establish and enforce these reliability standards, although NERC has delegated day-to-day implementation and enforcement of these reliability standards to eight regional entities, including RFC. All of FirstEnergy's facilities, including those of MAIT, are located within the RFC region. FirstEnergy actively participates in the NERC and RFC stakeholder processes, and otherwise monitors and manages its companies, including MAIT, in

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

response to the ongoing development, implementation and enforcement of the reliability standards implemented and enforced by RFC.

FirstEnergy, including MAIT, believes that it is in compliance with all currently-effective and enforceable reliability standards. Nevertheless, in the course of operating its extensive electric utility systems and facilities, FirstEnergy, including MAIT, occasionally learns of isolated facts or circumstances that could be interpreted as excursions from the reliability standards. If and when such occurrences are found, FirstEnergy, including MAIT, develops information about the occurrence and develops a remedial response to the specific circumstances, including in appropriate cases “self-reporting” an occurrence to RFC. Moreover, it is clear that NERC, RFC and FERC will continue to refine existing reliability standards as well as to develop and adopt new reliability standards. Any inability on FirstEnergy's, including MAIT's, part to comply with the reliability standards for its bulk electric system could result in the imposition of financial penalties, and obligations to upgrade or build transmission facilities, that could have a material adverse effect on MAIT's financial condition, results of operations and cash flows.

MAIT Transmission Formula Rate

On October 28, 2016, as amended on January 10, 2017, MAIT submitted an application to FERC requesting authorization to implement a forward-looking formula transmission rate to recover and earn a return on transmission assets effective February 1, 2017. Various intervenors submitted protests of the proposed MAIT formula rate. Among other things, the protests asked FERC to suspend the proposed effective date for the formula rate until June 1, 2017. On March 10, 2017, FERC issued an order accepting the MAIT formula transmission rate for filing, suspending the formula transmission rate for five months to become effective July 1, 2017, and establishing hearing and settlement judge procedures. On April 10, 2017, MAIT requested rehearing of FERC’s decision to suspend the effective date of the formula rate. FERC's order on rehearing remains pending. MAIT’s rates went into effect on July 1, 2017, subject to refund pending the outcome of the hearing and settlement procedures. On October 13, 2017, MAIT and certain parties filed a settlement agreement with FERC. The settlement agreement provides for certain changes to MAIT's formula rate, changes MAIT's ROE from 11% to 10.3%, sets the recovery amount for certain regulatory assets, and establishes that MAIT's capital structure will not exceed 60% equity over the period ending December 31, 2021. The settlement agreement further provides that the ROE and the 60% cap on the equity component of MAIT's capital structure will remain in effect unless changed pursuant to section 205 or 206 of the FPA provided the effective date for any change shall be no earlier than January 1, 2022. The settlement agreement currently is pending at FERC.

PJM Transmission Rates

PJM and its stakeholders have been debating the proper method to allocate costs for certain transmission facilities. While FirstEnergy and other parties advocate for a traditional "beneficiary pays" (or usage based) approach, others advocate for “socializing” the costs on a load-ratio share basis, where each customer in the zone would pay based on its total usage of energy within PJM. This question has been the subject of extensive litigation before FERC and the appellate courts, including before the Seventh Circuit. On June 25, 2014, a divided three-judge panel of the Seventh Circuit ruled that FERC had not quantified the benefits that western PJM utilities would derive from certain new 500 kV or higher lines and thus had not adequately supported its decision to socialize the costs of these lines. The majority found that eastern PJM utilities are the primary beneficiaries of the lines, while western PJM utilities are only incidental beneficiaries, and that, while incidental beneficiaries should pay some share of the costs of the lines, that share should be proportionate to the benefit they derive from the lines, and not on load-ratio share in PJM as a whole. The court remanded the case to FERC, which issued an order setting the issue of cost allocation for hearing and settlement proceedings. On June 15, 2016, various parties, including MAIT's predecessors in interest ME and PN, filed a settlement agreement at FERC agreeing to apply a combined usage based/socialization approach to cost allocation for charges to transmission customers in the PJM Region for transmission projects operating at or above 500 kV. Certain other parties in the proceeding filed protests to the settlement, which remains pending before FERC as a contested settlement.

The outcome of this proceeding and its impact, if any, on MAIT as successor in interest to ME and PN, cannot be predicted at this time.

FERC Notice of Inquiry on Tax Act

On March 15, 2018, FERC took action to address the impact of the Tax Act on FERC-jurisdictional rates, including transmission and electric wholesale rates. FERC recognized that most FERC-regulated electric transmission companies, such as MAIT, have formula transmission rates that automatically adjust with changes in the tax rates and those companies do not need to submit filings to reflect the current income tax rate in the formula rates. However, in a related docket, FERC issued a Notice of Inquiry seeking information regarding whether and how FERC should address possible changes to accumulated deferred income taxes and bonus depreciation on FERC-jurisdictional rates, such as MAIT’s formula transmission rate, as such possible changes could result from the Tax Act. Responses to the Notice of Inquiry are due May 21, 2018, after which the matter will be before FERC for further action.

The outcome of the Notice of Inquiry proceeding and its impact, if any, on MAIT, cannot be predicted at this time.

MID-ATLANTIC INTERSTATE TRANSMISSION, LLC
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

5. COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS

Various federal, state and local authorities regulate MAIT with regard to air and water quality and other environmental matters. Pursuant to a March 28, 2017 executive order, the EPA and other federal agencies are to review existing regulations that potentially burden the development or use of domestically produced energy resources and appropriately suspend, revise or rescind those that unduly burden the development of domestic energy resources beyond the degree necessary to protect the public interest or otherwise comply with the law. MAIT cannot predict the timing or ultimate outcome of any of these reviews or how any future actions taken as a result thereof, in particular with respect to existing environmental regulations, may impact its business, results of operations, cash flows and financial condition.

Compliance with environmental regulations could have a material adverse effect on MAIT's earnings and competitive position to the extent that MAIT competes with companies that are not subject to such regulations and, therefore, do not bear the risk of costs associated with compliance, or failure to comply, with such regulations.

OTHER LEGAL MATTERS

There are various lawsuits, claims and proceedings related to MAIT's normal business operations pending against MAIT. The loss or range of loss in these matters is not expected to be material to MAIT. The other potentially material items not otherwise discussed above are described under Note 4, "Regulatory Matters."

MAIT accrues legal liabilities only when it concludes that it is probable that it has an obligation for such costs and can reasonably estimate the amount of such costs. In cases where MAIT determines that it is not probable, but reasonably possible that it has a material obligation, it discloses such obligations and the possible loss or range of loss if such estimate can be made. If it were ultimately determined that MAIT has legal liability or is otherwise made subject to liability, and obligations to upgrade or build transmission facilities, it could have a material adverse effect on MAIT's financial condition, results of operations and cash flows.